UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITY EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 29, 2015

Exact name of registrant as specified in its charter)

Kentucky (State of incorporation)	001-33998 (Commission file number)	61-0156015 (IRS Employer Identification No.)

600 North Hurstbourne Parkway, Suite 400, Louisville, Kentucky 40222 (Address of principal executive offices) (Zip Code)

(502) 636-4400 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (18 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A (the “Amendment”) for Churchill Downs Incorporated (the “Company”) amends the Current Report on Form 8-K originally filed with the Securities and Exchange Commission on September 28, 2015. On September 28, 2015 the Company disclosed certain information under Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers, regarding the Company’s adoption of the Executive Long-Term Incentive Compensation Plan (the “Original Form 8-K”).

Item 5.02 of the Original Form 8-K is hereby amended and corrected to reflect revised tabular information:

	RSUs		PSUs		Total
	$[1]	#	$[2]	#	$	#
William C. Carstanjen William E. Mudd	$1,610,029 $697,652	11,862 5,140	$1,815,005 $786,471	11,862 5,140	$3,425,034 $1,484,123	23,724 10,280

Except as described above, the Amendment does not modify or update the disclosures presented in, or exhibits to, the Original Form 8-K in any way. Those sections of the Original Form 8-K that are unaffected by the Amendment are not included herein. The Amendment continues to speak as of the date of the Original Form 8-K. Furthermore, the Amendment does not reflect events occurring after the filing of the Original Form 8-K. This Amendment should be read in conjunction with the Original Form 8-K filed on September 28, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto, duly authorized.

CHURCHILL DOWNS INCORPORATED
September 29, 2015	/s/ Alan K. Tse___________________ By: Alan K. Tse Title: Executive Vice President, General Counsel and Secretary

(1)
The market value of the time-vesting RSUs, in the above table, was calculated utilizing the closing price of CHDN as of September 22, 2015 ($135.73) multiplied by the total number of time-vesting RSUs granted.

(2)
The grant date fair value for the PSUs ($153.01/per unit), in the above table, was calculated utilizing the assumptions underlying the Black-Scholes methodology to produce a Monte-Carlo simulation model, which allows for the incorporation of the relative TSR modifier that is applied to the award before the shared based payment vests in the grantee. The PSUs, in the above table, represent the target opportunity, and corresponding fair value, available to the grantees should the Company achieve the pre-determined performance metrics. Based upon actual performance, the PSUs that actually vest may be more or less than the PSUs listed in the table above.